UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2021

BIOLASE, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36385	87-0442441
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27042 Towne Centre Dr., Suite 270 Foothill Ranch, CA		92610
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 361-1200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BIOL	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with John R. Beaver.

On March 24, 2021, Biolase, Inc. (the “Company”) entered into an employment agreement with John R. Beaver, who was appointed President and Chief Executive Officer of the Company, on February 23, 2021, as previously disclosed on the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on February 23, 2021.

Under the terms of Mr. Beaver’s employment agreement, Mr. Beaver will receive an annual base salary of $375,000. In addition, Mr. Beaver is eligible to receive an annual performance bonus of up to one hundred and twenty five percent (125.0%) of Mr. Beaver’s base salary, which is determined by the achievement of certain criteria as established by the Compensation Committee of the Board of Directors of the Company. Mr. Beaver was awarded 100,000 stock-settled restricted stock units which will vest immediately. Mr. Beaver’s employment is at will.

Pursuant to the terms of the employment agreement, Mr. Beaver is entitled to severance benefits in the event that either the Company terminates him without cause or he resigns for good reason. The severance amount consists of twelve (12) months of Mr. Beaver’s annual base salary and the time-based prorated amount of Mr. Beaver’s annual bonus then in effect at target full achievement, which will be paid over twenty-six equal installments, that portion due to vest through the first anniversary of Mr. Beaver’s termination date of his existing equity awards that are not based on performance, as applicable, and paid COBRA premiums for the twelve-month period following such termination.

In the event that Mr. Beaver is terminated within twelve (12) months following a change in control, Mr. Beaver will receive twenty four (24) months of his annual base salary payable in lump sum, the time-based prorated amount of Mr. Beaver’s annual bonus then in effect at target full achievement payable in lump sum, and Mr. Beaver’s unvested equity awards shall vest and be exercisable.

Mr. Beaver was most recently the Company’s Executive Vice President, Chief Operating Officer and Chief Financial Officer. He joined the Company in 2017 as Senior Vice President and Chief Financial Officer. He assumed roles of varying responsibilities over the past few years, including Interim Chief Executive Officer of the Company.

Mr. Beaver has a Bachelor of Business Administration degree in Accounting from the University of Texas at Austin and is a Certified Public Accountant.

A copy of the Employment Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2020.

Appointment of John R. Beaver to Board of Directors.

On March 24, 2021, the Board of Directors of the Company elected John R. Beaver to the Board of Directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2021	BIOLASE, INC.

	By:	/s/ John R. Beaver
	Name:	John R. Beaver
	Title:	President and Chief Executive Officer